Exhibit 10.1

NETSCOUT SYSTEMS, INC.

AND THE OTHER PARTIES HERETO

STOCKHOLDERS AGREEMENT

September 19, 2007

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT, dated as of September 19, 2007 (this “Agreement”), is entered into among NetScout Systems, Inc. (the “Company”), and the undersigned Persons who are, or who are to become, stockholders of the Company. Each of such Persons, other than the Company are sometimes referred to individually as a “Stockholder” and together as the “Stockholders.”

WHEREAS, concurrently herewith, the Company, Bradley Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), Network General Central Corporation, a Delaware corporation (“NetGen”), and Network General Corporation, a Delaware Corporation (“NetGen Opco” and together with NetGen, the “Seller Parties”) have entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), dated the date hereof, pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into NetGen (the “Merger”), and the Company will issue shares of its Common Stock, par value $0.001 per share (the “Shares”), to the Stockholders;

WHEREAS, upon consummation of the Merger, the Stockholders will Beneficially Own Shares;

WHEREAS, the parties believe that it is in the best interests of the Company and the Stockholders to provide for certain rights and obligations of the parties with respect to various corporate matters of the Company following the Merger; and

WHEREAS, the Merger Agreement contemplates that this Agreement will be executed concurrently with the execution of the Merger Agreement, with its provisions to become effective upon consummation of the Merger.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereto contained herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and subject to the satisfaction or waiver of the conditions hereof, the parties hereto agree as follows:

ARTICLE I.

INTRODUCTORY MATTERS

1.1. Defined Terms.

In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“13D Group” means a “group” as such term is used in Section 13(d)(3) of the Exchange Act.

“AAA” has the meaning given to that term in Section 7.9 of this Agreement.

“Affiliate” has the meaning given to that term in Rule 405 promulgated under the Securities Act; provided that (a) officers, Directors or employees of the Company will not be deemed to be Affiliates of a Stockholder for purposes hereof solely by reason of being officers, Directors or employees of the Company; (b) for purposes of Article II, none of the investment fund Affiliates of any Stockholder or any of the portfolio companies in which any Stockholder or any of its investment fund Affiliates have made a debt or equity investment shall be considered Affiliates of such Stockholder, unless (i) such Stockholder has provided material non-public information with respect to the Company and its Subsidiaries to such investment fund Affiliate or portfolio company or (ii) such Stockholder has expressly directed such investment fund Affiliate or portfolio company to take an action that would be restricted by Article II if it had been taken by such Stockholder; and (c) for purposes of this Agreement (other than Article II), none of the portfolio companies in which any Stockholder or any of its investment fund Affiliates have made a debt or equity investment shall be considered Affiliates of such Stockholder.

“Agreement” means this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Assumption Agreement” means a writing substantially in the form of Exhibit A hereto whereby a Permitted Transferee or other Transferee pursuant to Sections 3.22 becomes a party to, and agrees to be bound to the same extent as its Transferor by, the terms of this Agreement.

“Beneficial Owner,” “Beneficially Own,” “Beneficial Ownership” and words of similar import have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act. Without duplicative counting of the same securities by the same holder, securities “Beneficially Owned” by a Person includes securities “Beneficially Owned” by all other Persons with whom such Person would constitute a 13D Group with respect to securities of the same issuer. Notwithstanding anything to the contrary set forth in this Agreement, no Stockholder is to be deemed to Beneficially Own any securities of the Company held by any other Stockholder solely by virtue of the provisions of this Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday, federal or Massachusetts or California state holiday, or other day on which commercial banks in Massachusetts or California are authorized or required by law to close.

“Change of Control of the Company” shall mean any of the following: (i) a merger, consolidation or other business combination or transaction to which the Company is a party if the shares of Voting Stock outstanding immediately prior to the effective date of such merger, consolidation or other business combination or transaction do not represent (or the shares of Voting Stock into which they are converted or exchanged pursuant to such merger, consolidation or other business combination or transaction do not represent) 50% or more of the Total Current Voting Power of the surviving corporation (or its parent corporation) following such merger, consolidation or other business combination or transaction; (ii) an acquisition by any Person (other than the Stockholder and their Affiliates or any 13D Group of which any of them is a member) of beneficial ownership of Voting Stock representing 50% or more of the Total Current Voting Power of the Company following such acquisition, (iii) a sale of all or substantially all the consolidated assets of the Company to any Person or Persons (other than the Stockholders and their Affiliates or any 13D Group of which any of them is a member); or (iv) a liquidation or dissolution of the Company.

“Closing Date” has the meaning set forth in the Merger Agreement.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Control,” “Controlled,” “Controlling,” and “Under Common Control With” have the meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.

“Demand Party” has the meaning given to that term in Section 4.2(a) of this Agreement.

“Demand Registration” has the meaning given to that term in Section 4.2(a) of this Agreement.

“Director” means any member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Holder” has the meaning given to that term in Section 4.5 of this Agreement.

“Indemnified Parties” has the meaning given to that term in Section 4.5 of this Agreement.

“Initial Share Holding Period” has the meaning given to that term in Section 0 of this Agreement.

“Initiating Holder” has the meaning given to that term in Section 4.1(a) of this Agreement.

“Legend” has the meaning given to that term in Section 3.3(d) of this Agreement.

“Lien” means, with respect to any property or asset, any mortgage, pledge, security interest, lien (statutory or other), charge, encumbrance or other similar restrictions or limitations of any kind or nature whatsoever on or with respect to such property or asset.

“Marketed Underwritten Take-Down” means any Underwritten Take-Down that involves a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters over a period of at least 48 hours.

“Merger” has the meaning given to that term in the recitals of this Agreement.

“Merger Agreement” has the meaning given to that term in the recitals of this Agreement.

“NetGen Stock” means shall mean all shares of NetGen’s capital stock authorized, issued or outstanding prior to the consummation of the Merger, of whatever class or series, including all of the Common Stock, $0.01 par value per share, of NetGen.

“NetGen Stock Option” means any options, warrants, stock appreciation rights, convertible debt or other rights (contingent and other, vested or unvested) to purchase or otherwise acquire, equity securities of NetGen or any NetGen Subsidiary or any phantom stock, stock appreciation rights or other derivative instrument or right to payment related to such equity securities.

“NetGen Subsidiary” means any Subsidiary of NetGen, including without limitation NetGen Opco.

“Permitted Transferee” means, in the case of any Stockholder, (A) any Affiliate (other than an individual) of such Stockholder, (B) any stockholder, general or limited partner, director, officer, managing or non-managing member or employee of such Stockholder and the direct and indirect owners of any of the foregoing entities, (C) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the individuals referred to in clause (B), (D) for estate planning purposes, any trust, the beneficiaries of which include only (1) such Stockholder, (2) Permitted Transferees referred to in clauses (A), (B) and (C) and (3) spouses (including former spouses) and lineal descendants (including by adoption) of Permitted Transferees referred to in clause (B), and (E) a corporation, partnership, limited liability company or similar entity, a majority of the equity of which is owned and Controlled by such Stockholder and/or Permitted Transferees referred to in clauses (A), (B), (C) and (D).

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

“Prior Shelf Registration Statement” means, collectively, the Company’s Registration Statement on Form S-3, File No. 333-145047, and any registration statement filed pursuant to Rule 462(b) of the Securities Act with respect thereto.

“Public Offering” means the sale of any class of capital stock of the Company to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

“Registrable Securities” means (i) the Shares that are issued to the Stockholders pursuant to the Merger Agreement and (ii) any Shares or other securities which may be issued, converted, exchanged or distributed in respect of the Shares that are issued to the Stockholders pursuant to the Merger Agreement by way of merger, consolidation, tender offer, stock dividend, stock split, asset sale or other distribution, recapitalization or reclassification. For purposes of this Agreement, with respect to any Stockholder, any Registrable Securities held by such Stockholder will cease to be Registrable Securities when (A) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, (B) such Registrable Securities shall have been offered and sold pursuant to Rule 144 or Rule 145 (or any similar provisions then in effect) under the Securities Act, (C) all Registrable Securities held by such Stockholder and its Affiliates (i) equal, in the aggregate, less than 5% of the outstanding Common Stock and (ii) are eligible for transfer to the public pursuant to Rule 144 or Rule 145 (or any similar provisions then in effect) under the Securities Act (without restriction as to manner of sale or amount sold) during any three-month period, (D) such Registrable Securities are Transferred by a Person in a transaction in which rights under the provisions of this Agreement are not assigned in accordance with this Agreement, or (E) such Registrable Securities cease to be outstanding.

“Registration Expenses” means any and all expenses of the Company in connection with any registration that is subject to Sections 4.1 or 4.2, including without limitation (i) all SEC, stock exchange, and National Association of Securities Dealers, Inc. (the “NASD”) registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 2720 of the NASD, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all rating agency fees, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any Special Audits and/or “cold comfort” letters required by or incident to such performance and compliance, (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, (vii) the reasonable fees and disbursements of counsel selected pursuant to Section 4.7 in connection with such registration; provided, however, that such fees and disbursements do not exceed $40,000 in connection with such registration (in which case, such excess shall not be deemed a “Registration Expense”); and (viii) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with any registration and/or marketing of the Registrable Securities, provided that, subject to the obligations of the Company set forth in Section 4.3(r), nothing in this clause (viii) shall obligate the Company to engage or participate in any such presentations or road show.

“Registration Rights Holders” means, collectively, (i) the Stockholders, and (ii) to the extent permitted by Section 4.9, the assignees of such Stockholders.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Shares” has the meaning given to that term in the recitals to this Agreement.

“Shelf Registration Statement” shall have the meaning given to such term in Section 4.2(a) of this Agreement.

“Significant Event” has the meaning given to that term in Section 2.2(b) of this Agreement.

“SLP Stockholder” means (i) Silver Lake Partners, L.P. and each other Stockholder that is an Affiliate of Silver Lake Partners, L.P. and (ii) to the extent any Registrable Securities are Transferred by any such Stockholder to any of its Permitted Transferees, each such Permitted Transferee if it executes and delivers an Assumption Agreement.

“Special Audit” means an audit of the Company other than the regular audit conducted by the Company at the end of its fiscal year.

“Sponsor” means Silver Lake Partners, L.P. or TPG Starburst IV, LLC, and “Sponsors” means Silver Lake Partners, L.P. and TPG Starburst IV, LLC, collectively.

“Stockholder” has the meaning given to that term in the recitals to this Agreement.

“Stockholder Representatives” has the meaning given to that term in Section 5.1 of this Agreement.

“Subsidiary” shall mean, in respect of any specified Person, any corporation or other entity of which 50% or more of the outstanding share capital or other equity interest is owned, directly or indirectly, by such specified Person.

“Suspension Period” has the meaning given to that term in Section 4.2(a) of this Agreement.

“Total Current Voting Power” means, with respect to any corporation, the total number of votes which may be cast in the election of members of the board of directors of the corporation if all securities entitled to vote in the election of such directors are present and voted.

“TPG Stockholders” means (i) each Stockholder that is an Affiliate of TPG Capital, L.P. and (ii) to the extent any Registrable Securities are Transferred by any such Stockholder to any of its Permitted Transferees, each such Permitted Transferee if it executes and delivers an Assumption Agreement.

“Transfer” means, with respect to any Share (or direct or indirect economic or other interest therein), a transfer, distribution, sale, gift, assignment, pledge, hypothecation or other disposition, whether directly or indirectly (pursuant to the creation of a derivative security or otherwise), the grant of an option or other right or the imposition of a restriction on disposition or voting or by operation of law; provided that any transfer of limited partnership, limited liability company or other ownership interests in the Sponsors or any of their respective Affiliates or Permitted Transferees shall not be deemed to be a “Transfer.” When used as a verb, “Transfer” shall have the correlative meaning. In addition, “Transferred”, “Transferee” and “Transferring” shall have the correlative meanings.

“Underwritten Shelf Take-Down” means an offering or sale of Registrable Securities pursuant to a Shelf Registration Statement that is underwritten.

“Voting Stock” means the Shares and any other securities of the Company entitled to vote generally in the election of Directors of the Company.

1.2. Construction.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, (c) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Exhibit references are to this Agreement unless otherwise specified and (d) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

ARTICLE II.

STANDSTILL PROVISIONS

2.1. Restrictions.

Except to the extent approved by a majority of the Directors, excluding the Stockholder Representatives, subject to the provisions of Section 2.2 hereof, each Stockholder agrees, severally and not jointly, that such Stockholder shall not, and it shall cause its Affiliates not to, directly or indirectly:

(a) purchase or acquire, or offer or agree to purchase or acquire, directly or indirectly, alone or in concert with any other Person, by purchase, gift or otherwise, Beneficial Ownership of any Voting Stock of the Company if such acquisition would result in the Stockholders and their Affiliates Beneficially Owning more than the number of Shares (subject to adjustment for any events set forth in clause (B) below) such Stockholders and their Affiliates collectively Beneficially Own upon consummation of the Merger, except (A) as specifically contemplated by the Merger Agreement, (B) by way of stock dividends or distributions, rights offerings, stock-splits, reclassifications, recapitalizations, changes in capitalization, consolidations, restructurings, business combinations, exchange offers, reorganizations or any other similar action taken by the Company, or (C) for equity-based awards granted to any Stockholder or Affiliate thereof solely in such Person’s capacity as a Director or employee of the Company;

(b) join or in any way participate in or encourage the formation of any 13D Group with respect to the Beneficial Ownership of Voting Stock of the Company with any Person who is not, immediately prior to the time of formation of such 13D Group, (i) another Stockholder or (ii) an Affiliate of (A) such Stockholder or another Stockholder or (B) any other Person which is then a member of a 13D Group with such Stockholder or another Stockholder;

(c) (i) make, or in any way participate in, directly or indirectly, alone or in concert with any other Person, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act), including participation in any election contest, or (ii) otherwise communicate with the stockholders of the Company (other than (x) another Stockholder, (y) an Affiliate of such Stockholder, or (z) any other Person which is then a member of a 13D Group with such Stockholder or another Stockholder) in connection with or in relation to a proxy solicitation; provided, that the limitation contained in this clause (c) shall not apply to any proposal relating to a Change of Control of the Company to be voted on by the Company’s stockholders that is not instituted or proposed by such Stockholder or any Affiliate of such Stockholder or any 13D Group of which such Stockholder or any Affiliate of such Stockholder is a member;

(d) advise or seek to influence any Person (other than (i) another Stockholder, (ii) Affiliates of such Stockholder or another Stockholder or (iii) Persons who are members of any 13D Group of which such Stockholder or another Stockholder is member and which does not violate Section 2.1(b) above), with respect to the voting of any Voting Stock;

(e) initiate or propose one or more stockholders’ proposals, as described in Rule 14a-8 under the Exchange Act, with respect to the Company;

(f) call, request or otherwise attempt to convene or cause management of the Company to convene a meeting of the stockholders of the Company;

(g) initiate, propose or solicit any proposal with respect to any merger, consolidation or business combination involving the Company, any tender or exchange offer for equity securities of the Company, any sale or purchase of a substantial amount of the assets of the Company, any purchase of Voting Stock of the Company (other than as permitted in Section 2.1(a) above), any dissolution, liquidation, reorganization or recapitalization or similar business transaction involving the Company;

(h) deposit any shares of Voting Stock of the Company in a voting trust or subject any such Voting Stock to any arrangement or agreement with respect to the voting of such Voting Stock (other than arrangements or agreements solely involving (i) another Stockholder, (ii) Affiliates of such Stockholder or another Stockholder or (iii) Persons who are members of any 13D Group of which such Stockholder or another Stockholder is member and which does not violate Section 2.1(b) above);

(i) seek to place a representative on the Board or remove any Board members; except with respect to the Stockholders’ Board appointment rights provided by Section 5.1;

(j) propose publicly (or in a manner reasonably expected to result in public disclosure) to do, announce an intention to do, or enter into any arrangement or understanding with any other Person to do, any of the actions restricted or prohibited under this Section 2.1; or

(k) propose publicly (or in a manner reasonably expected to result in public disclosure) any proposal to amend or terminate the provisions of this Section 2.1;

provided that nothing in this Section 2.1 shall (i) prohibit or restrict any Stockholder or its Affiliates from taking any action required or contemplated by any other provision of this Agreement or the Merger Agreement, (ii) prohibit any individual who is serving as a Director of the Company, solely in his or her capacity as such Director, from taking any action or making any statement in such capacity, (iii) prohibit any individual who is serving as an Officer or employee of the Company, solely in his or her capacity as such, from performing his or her duties in such capacity or from participating in the employee stock purchase program (if any) of the Company in which such individual is eligible to participate by virtue of such capacity, or (iv) restrict any disclosure or statements required to be made by any Stockholder or its Affiliates under applicable law to the extent any such requirement does not arise from actions by such Stockholder in violation of this Agreement. Notwithstanding anything to the contrary set forth herein, if the Board has engaged in any discussions or negotiations with, or provided any information to, any Person other than a Stockholder or any Affiliate thereof or any 13D Group of which such Stockholder is a member with respect to a potential Change of Control of the Company (or a transaction of the type that, if consummated, would result in a Change of Control of the Company) and provided the Board has not determined to terminate all such discussions, negotiations and provision of information within 20 days of the commencement of such discussion, negotiations and provisions of information, then, for so long as such condition continues to apply, such Stockholder and its Affiliates may make a private offer to effect a Change of Control of the Company to the Board that neither such Stockholder nor any of its Affiliates (i) publicly discloses or (ii) takes any action which would reasonably be expected to require the Company to publicly disclose such offer.

2.2. Suspension and Termination of Standstill Restrictions.

(a) Upon the occurrence of a Significant Event (as defined below), the restrictions set forth in Section 2.1 shall be suspended.

(b) “Significant Event” means any of the following:

(i) the Company enters into an agreement for, or makes a public announcement of its intention to pursue, (A) the sale or other disposition of a majority or more of the Company’s outstanding Shares, (B) the sale or disposition of all or substantially all of the Company’s assets or a similar sale or change of control transaction, or (C) any merger, consolidation, or other similar business combination that could result in a Change of Control of the Company; or

(ii) the public announcement of a bona fide proposal by a third party or 13D Group (other than the Company, a Stockholder, or any Person who is then an Affiliate of a Stockholder) to acquire Voting Stock of the Company (including pursuant to a tender or exchange offer or merger), which, if successful, would result in a Change of Control of the Company; provided, however, that the Board either (A) has approved or recommended that the stockholders of the Company accept such offer or (B) has not rejected or recommended that the stockholders of the Company refrain from accepting such offer; or

(iii) a third party or 13D Group successfully consummates a proposal of the type described in the foregoing clause 2.2(b)(ii); or

(iv) the adoption by the Board of a plan of liquidation or dissolution.

(c) Upon the cessation of the event or events that lead to the suspension of the restrictions in Section 2.1 pursuant to this Section 2.2, those restrictions shall be reinstated in accordance with their terms unless this Agreement has been terminated in accordance with Section 7.1.

(d) The restrictions set forth in Section 2.1 shall terminate with respect to (i) all Stockholders, upon a Change of Control of the Company, and (ii) each Stockholder, such time as such Stockholder and its Affiliates Beneficially Own less than five percent (5%) of the Company’s outstanding Common Stock.

ARTICLE III.

TRANSFER RESTRICTIONS; CERTAIN DISTRIBUTIONS

3.1. Limitations on Transfer.

During the six-month period following the Closing Date (such period, the “Initial Share Holding Period”), the Stockholders, severally and not jointly, agree not to Transfer any Shares received by it on the Closing Date, except that the Stockholders may make:

(a) Transfers of Shares by any Stockholder to its Permitted Transferees pursuant to Section 3.2 below;

(b) Transfers of Shares pursuant to (x) any stock repurchase program of the Company or any of its Subsidiaries, (y) any tender or exchange offer commenced under the Exchange Act, or (z) any merger, consolidation, sale, other business combination transaction, reclassification, reorganization, recapitalization or other transaction in which stockholders of the Company are offered, permitted or required to participate as holders of the Common Stock; and

(c) Transfers pursuant to Section 4.1.

3.2. Transfer to Permitted Transferees.

(a) During the Initial Share Holding Period, any Stockholder may Transfer any or all of the Shares held by it to any Permitted Transferee of such Stockholder; provided that any such Transfer is permitted by such Stockholder’s charter, bylaws, limited partnership agreement, limited liability company agreement or other governing documents, as applicable.

(b) During the Initial Share Holding Period, each Permitted Transferee of any Stockholder to which Shares are Transferred shall, and such Stockholder shall cause such Permitted Transferee to, Transfer back to such Stockholder (or to another Permitted Transferee of such Stockholder) any Shares it owns prior to such Permitted Transferee ceasing to be a Permitted Transferee to such Stockholder if such cessation would occur during the Initial Share Holding Period.

(c) Any Permitted Transferee of Shares during the Initial Share Holding Period will be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering an Assumption Agreement and, upon executing and delivering an Assumption Agreement, will be treated as a Stockholder for all purposes hereof.

3.3. Other.

(a) Any Transfer of Shares under this Agreement (other than through a Public Offering) shall not be effective unless and until the Company shall have been furnished with information reasonably requested by it (which may include an opinion from counsel) demonstrating that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable securities laws.

(b) In the event of any purported Transfer by a Stockholder of any Shares in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect, and the Company will not give effect to such Transfer.

(c) The Company will be entitled to take all necessary steps to ensure that any Shares issued to the Stockholders are identified as restricted securities within the meaning of Rules 144 and 145 promulgated under the Securities Act and that any resales of such Shares will be made in accordance with an exemption from registration under the Securities Act or pursuant to an effective registration statement.

(d) Each certificate representing the Shares held by a Stockholder initially will bear a customary legend on the face thereof prescribed by the Company referencing the provisions of Article III (the “Legend”). The Legend will be removed by the Company, with respect to any certificate representing Shares, by the delivery of substitute certificates without such Legend at any time requested by the Stockholders after (i) the Initial Share Holding Period or (ii) the termination of the restrictions set forth in Article III.

3.4. Termination. The restrictions set forth in Article III shall terminate with respect to a Stockholder upon the earlier of (a) a Change of Control of the Company and (b) such time as such Stockholder and its Affiliates Beneficially Own less than five percent (5%) of the Company’s outstanding Common Stock.

ARTICLE IV.

REGISTRATION RIGHTS

4.1. Piggyback Rights.

(a) If the Company proposes to register any of the Shares under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes) or sell Shares in an Underwritten Take-Down pursuant to a previously filed registration statement on which Registrable Securities were included (it being understood that no Registrable Securities are or will be included on the Prior Registration Statement), whether or not for sale for its own account (other than pursuant to Section 4.2), it will, at each such time, give prompt written notice to the Registration Rights Holders of its intention to do so. Upon the written request of any Registration Rights Holder made within 14 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be registered or disposed of by such Registration Rights Holder and all other Registration Rights Holders who are Permitted Transferees of such Registration Rights Holder), the Company will use its reasonable best efforts to effect the registration under the Securities Act, or the sale of, all Registrable Securities which each Registration Rights Holder has so requested to be registered or sold; provided that (i) if, at any time after giving written notice of its intention to register or sell any securities and prior to the effective date of the registration statement filed in connection with such registration or the pricing in connection with an Underwritten Take-Down, as applicable, the Company or any other holder of securities that initiated such registration (an “Initiating Holder”) shall determine for any reason not to proceed with the proposed registration or Underwritten Take-Down of the securities to be sold by it, the Company or such Initiating Holder may, at its election, give written notice of such determination to the Registration Rights Holders and, thereupon, the Company shall be relieved of its obligation to register or sell any Registrable Securities in connection with such registration or Underwritten Take-Down, and (ii) if such registration involves an underwritten offering (including any Underwritten Take-Down), the Registration Rights Holders requesting to be included in the registration or Underwritten Take-Down must sell their Registrable Securities to the underwriters selected by the Company or the Initiating Holder, as the case may be, on the same terms and conditions as apply to the Company or the Initiating Holders, as the case may be), provided, however that (x) each such Registration Rights Holder shall only be obligated to (i) make representations and warranties generally as to his, her or its respective (A) execution, delivery and performance of such underwriting agreement and the agreements contemplated thereby, (B) individual ownership of the Registrable Securities being sold pursuant to such underwriting agreement and (C) information provided by such Registration Rights Holder in writing specifically for inclusion in the prospectus and (ii) agree to provide indemnification for any liability arising out of any such representations or warranties of such Registration Rights Holder, and (y) in no event shall a Registration Rights Holder’s liability for such indemnification exceed the net proceeds received by such Holder for the sale of such Registrable Securities pursuant to such underwriting agreement.

(b) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 4.1.

(c) If a registration pursuant to this Section 4.1 involves an underwritten offering (including any Underwritten Take-Down) and the managing underwriter advises the Company in writing that, in its opinion, the number of Registrable Securities and other securities requested to be included in such registration or Underwritten Take-Down exceeds the number which can be sold in such offering, so as to be reasonably likely to have an adverse effect on the timing or distribution of the securities offered in such offering, then the Company will include in such registration or Underwritten Take-Down (i) first, 100% of the securities, if any, the Company proposes to sell for its own account, provided that the registration of Shares contemplated by this Section 4.1 was initiated by the Company with respect to Shares intended to be registered for sale for its own account, and (ii) second, the number of Registrable Securities requested to be included by the Registration Rights Holders, if any, in such registration or Underwritten Take-Down which in the opinion of the managing underwriter, can be sold, without having the adverse effect referred to above, which number of Registrable Securities shall be allocated pro rata among all such Registration Rights Holders, based on the relative number of Registrable Securities then held by each such Registration Rights Holders. In the event that (A) the Company did not initiate the registration of securities or Underwritten Take-Down intended to be registered for sale for its own account and (B) the number of Registrable Securities entitled to registration rights with respect to such Shares, requested to be included in such registration or Underwritten Take-Down is less than the number which, in the opinion of the managing underwriter, can be sold, the Company may include in such registration or Underwritten Take-Down securities it proposes to sell for its own account up to the number of securities that, in the opinion of the underwriter, can be sold.

4.2. Demand Registration.

(a) At any time during the period commencing as of the end of the Initial Share Holding Period, upon the written request of any of SLP Stockholders holding Shares that represent at least 40% of the Registrable Securities by the SLP Stockholders or any of the TPG Stockholders holding Shares that represent at least 40% of the Registrable Securities by the TPG Stockholders (a “Demand Party”) requesting that the Company effect the registration under the Securities Act, which, if requested by such Demand Party, may be a “shelf” registration statement under Section 415 of the Securities Act (a “Shelf Registration Statement”), of all or part of such Demand Party’s Registrable Securities or an Underwritten Take-Down (a “Demand Registration”) and specifying the amount and intended method of disposition thereof, the Company will promptly give written notice of such requested registration or such Underwritten Take-Down to the Registration Rights Holders and other holders of securities entitled to notice of such registration or Underwritten Take-Down and thereupon will, as expeditiously as reasonably possible, file a registration statement (or, in the case of an Underwritten Take-Down, an amendment thereto or prospectus supplement) to effect the registration and sale under the Securities Act of:

(i) such Registrable Securities which the Company has been so requested to register or sell by the Demand Party; and

(ii) the Registrable Securities of other Registration Rights Holders which the Company has been requested to register or sell by written request given to the Company by the Registration Rights Holders within 14 days after the giving of such written notice by the Company to the Registration Rights Holders (which request shall specify the amount and intended method of disposition of such securities);

all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities and such other securities so to be registered or sold; provided that the Company shall not be required (a) to effect on more than one occasion, without regard to the requesting Demand Party, the filing of a Shelf Registration Statement, (b) to effect on more than one occasion, at the request of the SLP Stockholders, either (x) the filing of a registration statement (other than a Shelf Registration Statement) providing for the registration of Registrable Securities and a fully-marketed underwritten offering thereof (including a customary road show), or (y) subject to the foregoing clause (a), the filing of a Shelf Registration Statement (if not already on file) and the completion, at any time elected by the SLP

Stockholders, of a Marketed Underwritten Take-Down from a Shelf Registration Statement (regardless of which Demand Party has requested such Shelf Registration Statement), or (c) to effect on more than one occasion, at the request of the TPG Stockholders, either (x) the filing of a registration statement (other than a Shelf Registration Statement) providing for the registration of Registrable Securities and a fully-marketed underwritten offering thereof (including a customary road show), or (y) subject to the foregoing clause (a), the filing of a Shelf Registration Statement (if not already on file) and the completion, at any time elected by the TPG Stockholders, of a Marketed Underwritten Take-Down from a Shelf Registration Statement (regardless of which Demand Party has requested such Shelf Registration Statement), and provided further that the Company shall not be obligated to file a registration statement relating to any registration request or complete an Underwritten Take-Down, in either case under this Section 4.2(a):

(1) within a period of 90 days after (x) the completion of an Underwritten Shelf Take-Down under a previously effective Shelf Registration Statement in which the Registration Rights Holders were provided the opportunity to sell Registrable Securities, (y) the effective date of any other type of registration statement pursuant to which the Registration Rights Holders were entitled to register and sell Registrable Securities, or (z) any offering by the Company pursuant to the Prior Registration Statement; or

(2) if the Registration Rights Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration or sale, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $5,000,000; or

(3) if with respect thereto the managing underwriter, the SEC, the Securities Act, or the form on which the registration statement is to be filed, would require the conduct of a Special Audit; or

(4) if the Company is in possession of material non-public information and the Board determines in good faith that disclosure of such information would not be in the best interests of the Company and its stockholders, in which case the filing of the registration statement may be delayed until the earlier of the fifth Business Day after such conditions shall have ceased to exist and the 90th day after receipt by the Company of the written request to register Registrable Securities under this Section 4.2(a); provided that all such delays under this clause (5) that occur during any one-year period shall not exceed an aggregate of one hundred-twenty (120) days; or

(5) solely with respect to the filing of a registration statement (as opposed to the completion of an Underwritten Take-Down), if a Shelf Registration Statement is then effective and available for the sale and distribution of such Demand Party’s Registrable Securities.

(b) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities and Underwritten Take-Down requested pursuant to this Section 4.2.

(c) A registration requested pursuant to this Article IV will not be deemed to have been effected unless (i) the registration statement filed by the Company with the SEC in connection with such registration has been declared effective by the SEC and remained effective for the amount of time required by Section 4.2(f) or Section 4.3(b) or (ii) the Demand Party has withdrawn its request for such registration statement; provided that, if, within 60 days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, then such registration will be deemed not to have been effected.

(d) If a Marketed Underwritten Take-Down is requested or a requested registration pursuant to this Section 4.2 involves a fully-marketed underwritten offering (including a road show) and regardless of whether the Company is registering any securities therein, the Company and the Demand Party shall jointly select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter. If an Underwritten Take-Down is requested that is not a Marketed Underwritten Take-Down or a requested registration pursuant to this Section 4.2 does not involve a fully-marketed underwritten offering (including a road show), the Demand Party shall select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter.

(e) If an Underwritten Take-Down is requested or a requested registration pursuant to this Section 4.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Registrable Securities requested to be included in such Underwritten Take-Down or registration exceeds the number which can be sold in such offering, so as to be reasonably likely to have an adverse effect on the timing or distribution of the securities offered in such offering, then the Company will include in such registration such number of Registrable Securities requested to be included in such Underwritten Take-Down or registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, which number shall be allocated pro rata among all such holders of Registrable Securities requesting to be included in such Underwritten Take-Down or registration based on the relative number of Registrable Securities then held by each such holder of Registrable Securities. In the event that the number of Registrable Securities and Shares of other holders, in each case entitled to registration rights with respect to such Shares requested to be included in such Underwritten Take-Down or registration is less than the number which, in the opinion of the managing underwriter, can be sold, the Company may include in such registration securities it proposes to sell for its own account up to the number of securities that, in the opinion of the underwriter, can be sold.

(f) Any requested Shelf Registration Statement pursuant to this Section 4.2 shall be kept effective until the earlier of: (A) the two-year anniversary of the effectiveness of the registration statement (plus the aggregate number of days in all Suspension Periods, if any) or (B) such time as no selling stockholder holds more than 5% of the outstanding Common Stock of the Company and each selling stockholder may sell all of the Shares that it Beneficially Owns within a three-month period pursuant to Rule 144 or Rule 145 under the Securities Act.

(g) With respect to any requested Shelf Registration Statement or other registration statement, the Company shall be entitled, from time to time, by providing written notice to the Registration Rights Holders who elected to participate in such requested registration pursuant to this Section 4.2, to require such Registration Rights Holders to suspend the use of the prospectus included therein for sales of Registrable Securities under the registration statement for a period of up to ninety (90) consecutive days (a “Suspension Period”) if the Company shall determine that is in possession of material non-public information and the Board determines in good faith that disclosure of such information would not be in the best interests of the Company and its stockholders; provided that all Suspension Periods that occur during any one-year period shall not exceed an aggregate of one hundred-twenty (120) days. Immediately upon receipt of such notice, the Registration Rights Holders covered by such registration statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made. Any Suspension Period shall terminate at such time as the public disclosure of such information is made, subject to the maximums set forth in the first sentence hereof. After the expiration of any Suspension Period and without any further request from a Registration Rights Holder, the Company shall as promptly as reasonably practical notify the Registration Rights Holders of such termination and prepare a post-effective amendment or supplement to the registration statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.3. Registration Procedures.

If and whenever the Company is required to file a registration statement with respect to, or to use its reasonable efforts to effect or cause the registration of, any Registrable Securities under the Securities Act as provided in this Agreement the Company will as expeditiously as reasonably possible:

(a) prepare and, in any event within 45 days after the request for registration may be given to the Company pursuant to Section 4.2, file with the SEC a registration statement on the appropriate form with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as reasonably practicable; provided, however, that the Company may discontinue any registration of securities as to which it is the initiating party at any time prior to the effective date of the registration statement relating thereto; provided, further, that not less than five (5) Business Days before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 100 days (unless such registration statement or prospectus relates to (1) an underwritten Public Offering, in which event the registration statement shall not be required to remain effective at the request of the Registration Rights Holders for a period of in excess of 60 days or (2) the Shelf Registration Statement) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that not less than five (5) Business Days before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed;

(c) furnish to each seller of such Registrable Securities such documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(d) use its reasonable efforts to register or qualify within the United States such Registrable Securities covered by such registration in such United States jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subsection (d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e) use its reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(f) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 4.3(b), of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any Registration Rights Holder, prepare and furnish to such Registration Rights Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(h) (i) use its reasonable efforts to list such Registrable Securities on any securities exchange on which the Shares are then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and (ii) use its reasonable efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(i) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for the indemnification provisions hereof, and take such other actions as sellers of a majority of shares of such Registrable Securities included in such registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(j) obtain a “cold comfort” letter or letters from the Company’s independent public auditors in customary form and covering matters of the type customarily covered by “cold comfort” letters as the seller or sellers of a majority of shares of such Registrable Securities included in such registration statement shall reasonably request;

(k) make available for inspection by any Registration Rights Holder of any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, Directors and employees to supply all information reasonably requested by any such Registration Rights Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

(l) notify counsel for the holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have been declared effective by the SEC, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(m) use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(n) if requested by the managing underwriter or agent or any Registration Rights Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Registration Rights Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Registration Rights Holder or its Permitted Transferees to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering (unless the Company, after consultation with counsel, reasonably concludes that such information would be materially misleading to prospective buyers in the Public Offering); and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(o) cooperate with the Registration Rights Holders and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or the Registration Rights Holders may request;

(p) if requested by the applicable parties, obtain for delivery to the Registration Rights Holders and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Registration Rights Holders, underwriters or agents and their counsel;

(q) cooperate with each Registration Rights Holder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

(r) with respect to underwritten Public Offerings under Section 4.2, act in good faith to facilitate, cooperate with and participate in customary selling efforts related thereto and provide reasonable assistance in marketing activities with respect to the distribution of such Public Offering, which may include, in the case of any Demand Registration with respect to a Marketed Underwritten Take-Down or other fully-marketed underwritten offering, causing the senior executives of the Company (subject to the reasonable availability of such executives) to participate in customary “road show” presentations as reasonably requested by the managing underwriter in such Public Offering.

4.4. Other Registration-Related Matters.

(a) The Company may require any Person that is selling Shares in a Public Offering pursuant to Sections 4.1 or 4.2 to furnish to the Company in writing such information regarding such Person and pertinent to the disclosure requirements relating to the registration and the distribution of the Registrable Securities which are included in such Public Offering as the Company may from time to time reasonably request in writing.

(b) Each Registration Rights Holder agrees, severally and not jointly, that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.3(f), it will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until its receipt of the copies of the amended or supplemented prospectus contemplated by Section 4.3(f) and, if so directed by the Company, each Registration Rights Holder will deliver to the Company all copies, other than permanent file copies then in their possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company will be required to keep the registration statement effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.3(f) to and including the date when each seller of Registrable Securities covered by such registration statement has received the copies of the supplemented or amended prospectus contemplated by Section 4.3(f).

(c) To the extent not already subject to the restrictions in Article III of this Agreement, each holder of Registrable Securities will, in connection with any Demand Registration, upon the request of the Demand Party, the Company or of the underwriters managing any underwritten offering of the Company’s securities, agree in writing not to effect any sale, disposition or distribution of Registrable Securities (other than those included in the Public Offering) without the prior written consent of the managing underwriter for such period of time commencing 30 days before and ending 90 days (or such earlier date as the managing underwriter shall agree) after the effective date of such registration or the “take-down” of securities off a previously effective registration statement.

4.5. Indemnification.

(a) In the event of any registration of any securities of the Company under the Securities Act pursuant to Sections 4.1 or 4.2, the Company hereby indemnifies and agrees to hold harmless, to the extent permitted by law, the sellers of any Registrable Securities covered by such registration statement (each a “Holder”), each Affiliate of such Holder and their respective directors and officers, members and managers, general and limited partners or stockholders (and the directors, officers, employees, affiliates and Controlling Persons of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who Controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such

Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances when they were made, (iii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, or (iv) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on behalf of the Registration Rights Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken commercially reasonable efforts to so register or qualify such Registrable Securities), and, with respect to each of the foregoing, the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company will not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the Company by such Indemnified Party expressly for use in the preparation thereof, nor shall the Company be liable to any Indemnified Party for any amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld or delayed). Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and will survive the Transfer of such securities by such Holder.

(b) The Company shall have the right to require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Sections 4.1 or 4.2 that the Company shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any prospective underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.5(a)) the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and Controlling Persons, with respect to any untrue statement in or omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if and to the extent such untrue statement or omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to the Company by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders, or any of their respective affiliates, directors, officers or Controlling Persons and will survive the Transfer of such securities by such Holder. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 4.5, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 4.5(a) or 4.5(b), except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such Indemnified Party’s reasonable judgment, having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such Indemnified Party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such Indemnified Party in such action, it being understood, however, that the indemnifying party will not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties (and not more than one separate firm of local counsel at any time for all such Indemnified Parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. No Indemnified Party shall have the right to consent to entry of judgment or enter into a settlement without consent of the indemnifying parties.

(d) If the indemnification provided for hereunder from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 4.5(d) as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Indemnification similar to that specified in this Section 4.5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any law or with any governmental entity other than as required by the Securities Act.

(f) The obligations of the parties under this Section 4.5 will be in addition to any liability which any party may otherwise have to any other party.

(g) The provisions of this Section 4.5 shall survive any termination of this Agreement or any Transfer of Registrable Securities by the Holders.

4.6. Reports under the Exchange Act.

With a view to making available to the Registration Rights Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Registration Rights Holders to sell Registrable Securities to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; and

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

4.7. Selection of Counsel.

In connection with any registration of Registrable Securities or Underwritten Take-Down pursuant to Sections 4.1 or 4.2, the Registration Rights Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Registration Rights Holders of Registrable Securities covered by such registration or Underwritten Take-Down.

4.8. Additional Rights.

The Company represents and warrants that it is not a party to, and agrees that it will not enter into, and will cause its Subsidiaries not to, enter into, any agreement which conflicts with or limits or prohibits the exercise of the rights granted to the Registration Rights Holders of Registrable Securities in this Article IV.

4.9. Transfer of Registration Rights.

The right of any Registration Rights Holder under this Article IV may be assigned or otherwise conveyed to any Permitted Transferees of such Registration Rights Holder in connection with the Transfer of Registrable Securities to such Permitted Transferee; provided such Permitted Transferee has become a party to this Agreement by executing and delivering an Assumption Agreement.

4.10. Termination of Registration Rights.

The right of any Registration Rights Holder under this Article IV (other than Section 4.5) shall terminate on the earlier of (i) such time as such Registration Rights Holder ceases to hold any Registrable Securities or (ii) the fifth year anniversary of the Closing (as defined in the Merger Agreement).

ARTICLE V.

BOARD REPRESENTATION

5.1. Board Representation.

(a) Effective as of the Closing Date, subject to applicable law, each of the Sponsors shall have the right to designate one Person to the Company’s Board of Directors; provided that such designee must be reasonably satisfactory to the Company (such determination to be made by the Board after receiving a recommendation from the nominating committee of the Company; provided that for the avoidance of doubt, (x) each of Kenneth Y. Hao and Bryan Taylor are deemed to be satisfactory to the Company and the Board and (y) any other Person who is a managing director or equivalent of either Silver Lake Partners, L.P. or one of its investment fund Affiliates or TPG Starburst IV, LLC or one of its investment fund Affiliates as of the date hereof shall be deemed to be satisfactory to the Company and the Board for such purposes unless any such managing director does not meet the criteria for directors required by Nasdaq, any corporate governance guidelines or policies adopted by the Board or any committee thereof, or any other applicable law and regulation (each a “Stockholder Representative”).

(b) The Company shall take all necessary action, subject to applicable law, to cause the size of the Board to be increased by two members, effective as of the Closing Date, and the Company shall cause the vacancies to be filled by (i) Kenneth Y. Hao (or such other individual as may be designated in writing by Silver Lake Partners, L.P. at least forty-five (45) days prior to the filling of such vacancy and in accordance with Section 5.1(a) hereof) to be the initial Stockholder Representative designated by Silver Lake Partners, L.P., and (ii) Bryan Taylor (or such other individual as may be designated in writing by TPG Starburst IV, LLC at least forty-five (45) days prior to the filling of such vacancy and in accordance with Section 5.1(a) hereof) to be the initial Stockholder Representative designated by TPG Starburst IV, LLC.

(c) Effective as of (x) if the Closing Date is no later than November 15, 2007 and the 2008 annual meeting of stockholders of the Company is no earlier than September 1, 2008, the 2008 annual meeting of stockholders of the Company or (y) otherwise, the one-year anniversary of the Closing Date (as applicable, the “Representation Reduction Date”), either Kenneth Y. Hao (or his designated replacement pursuant to Section 5.1(b)) or Bryan Taylor (or his designated replacement pursuant to Section 5.1(b)) shall resign from the Board, and the Company shall cause the size of the Board to be decreased by one member. If Silver Lake Partners, L.P. and TPG Starburst IV, LLC do not agree upon which Stockholder Representative shall resign, the Stockholder Representative appointed by the Sponsor that, together with its Affiliates, Beneficially Owns the least amount of Common Stock of the Company shall resign. If each Sponsor, together with its Affiliates, Beneficially Owns an equal amount of Common Stock of the Company, then the members of the Board (excluding such Stockholder Representatives) shall designate the Stockholder Representative that shall resign.

(d) At the expiration of the remaining Stockholder Representative’s designated term as director, the Board will recommend a vote by the Company’s stockholders in favor of the reelection of such Stockholder Representative (or the election of any replacement designated by Silver Lake Partners, L.P. or TPG Starburst IV, LLC, as applicable, in accordance with Section 5.1(a) hereof).

(e) Subject to Sections 5.1(c) and 5.1(f), in connection with any future meeting of stockholders of the Company at which Directors are to be elected, the Company hereby agrees to (i) include each of the Stockholder Representatives on each slate of nominees for election to the Board proposed by the Company and/or the Board (or any committee thereof), (ii) recommend the election of the Stockholder Representatives to the stockholders of the Company, and (iii) without limiting the foregoing, to otherwise use its reasonable best efforts to cause the Stockholder Representatives to be elected to the Board.

(f) After the Representation Reduction Date, if so requested in writing by the Company and/or the Board, the Sponsors shall lose their right to designate a Stockholder Representative at such time as the Sponsors and their Affiliates, collectively, no longer Beneficially Own at least 50% of the number of shares of Common Stock received by the Sponsors pursuant to the Merger. The Sponsor that at such time has the right to designate a Stockholder Representative shall cause such Stockholder Representative to immediately resign from the Board of Directors upon the ownership threshold of the previous sentence no longer being met.

5.2. Information Rights.

(a) Subject to Section 5.2(a), the Company agrees that each Stockholder Representative will be entitled to provide copies of the information received by such Stockholder Representative as a member of the Company’s Board of Directors to Silver Lake Partners, L.P. and TPG Starburst IV, LLC, in each case for so long as such Stockholder, together with its respective Affiliates, beneficially owns in the aggregate at least five percent (5%) of the outstanding shares of Common Stock, provided, that no Stockholder Representative shall be entitled to provide copies of such information to the extent that the Company indicates that disclosure of such information would be reasonably likely to result in the waiver of attorney-client privilege.

(b) Silver Lake Partners, L.P. and TPG Starburst IV, LLC, severally and not jointly, agree to keep confidential, and to comply with Regulation FD under the Exchange Act with respect to, all proprietary and non-public information regarding the Company and its Subsidiaries received pursuant to this Section 5.2; provided that nothing herein shall prevent such Stockholder from disclosing any such information that (a) is or becomes generally available to the public other than as a result of a disclosure by such Stockholder in violation of this Agreement, (b) was within the Stockholder’s possession or developed by it prior to being furnished with such information (provided that the source of such information was not known by the Stockholder to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company with respect to such information); (c) becomes available to the Stockholder on a non-confidential basis from a source other than the Company (provided that such source is not known by the Stockholder to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company with respect to such information); or (d) is required to be disclosed by law, any legal or administrative process or any order, decree or similar requirement (provided that prior to such disclosure, such Stockholder shall, unless prohibited under such circumstances, promptly notify the Company of any such disclosure so that the Company may take whatever action it deems appropriate at its expense, including intervention in any proceeding and the seeking of an injunction or a protective order to prohibit such disclosure, and the Stockholders shall reasonably cooperate with respect thereto).

5.3. Termination. Notwithstanding anything to contrary contained in this Agreement, the provisions of this Article V are not assignable by any Stockholder to any Person other than to an investment fund Affiliate of such assigning Stockholder; provided such investment fund Affiliate has become a party to this Agreement by executing and delivering an Assumption Agreement.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

6.1. Representations and Warranties of Stockholders.

Each Stockholder hereby represents and warrants, severally and not jointly, to the Company as follows as of the date hereof and as of the Closing (as defined in the Merger Agreement):

(a) such Stockholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(b) in the case of any Stockholder that is a corporation, limited partnership or limited liability company, such Stockholder is an entity duly organized and validly existing under the laws of the jurisdiction in which it is incorporated or constituted, and each such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement;

(c) this Agreement has been validly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought;

(d) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any material contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder’s assets are bound. Except as set forth in this Agreement and the Merger Agreement, the consummation of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Stockholder;

(e) such Stockholder acknowledges that the issuance of the Shares is expected to be effected pursuant to an exemption from registration under the Securities Act, and the resale of the Shares may be subject to the restrictions under the Securities Act unless such Shares are otherwise transferred pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration;

(f) such Stockholder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act;

(g) such Stockholder is the sole, true, lawful, record and beneficial owner of shares of NetGen Stock in the amount set forth opposite such Stockholder’s name in Section 4.03(b) of the Disclosure Schedule to the Merger Agreement by NetGen, free and clear of any and all Liens and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares), other than restrictions on transfer under applicable securities laws. Other than the NetGen Stock listed on such schedule, such Stockholder owns no securities of either Seller Party or NetGen Stock Options or other rights to subscribe for or otherwise acquire any securities of either Seller Party and has no other interest in or voting rights with respect to any securities of either Seller Party; and

(h) as of the date hereof, no claim, action, suit, proceeding, arbitration, investigation or inquiry before any Governmental Entity is now pending or, to the actual knowledge of such Stockholder, threatened, against or relating to such Stockholder which would prohibit or adversely affect the ability of such Stockholder to consummate or perform the transactions contemplated by this Agreement.

6.2. Representations and Warranties of Company.

The Company hereby represents and warrants to the Stockholders as follows as of the date hereof and as of the Closing (as defined in the Merger Agreement):

(a) the Company is a corporation duly organized and validly existing under the laws of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

(b) this Agreement has been duly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought;

(c) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any material contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company’s assets are bound. Except as set forth in this Agreement and the Merger Agreement, the consummation of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Company; and

(d) as of the date hereof, no claim, action, suit, proceeding, arbitration, investigation or inquiry before any Governmental Entity is now pending or, to the actual knowledge of the Company, threatened, against or relating the Company which would prohibit or adversely affect the ability of the Company to consummate or perform the transactions contemplated by this Agreement.

ARTICLE VII.

MISCELLANEOUS

7.1. Effective Date.

The provisions of this Agreement, other than Section 7.2, 7.8 and 7.9, shall become effective upon consummation of the Merger as contemplated by the Merger Agreement, and prior to such time shall have no force or effect. The provisions of Section 7.2, 7.8 and 7.9 of this Agreement shall become effective as of the date hereof. If the Merger Agreement terminates in accordance with its terms, this Agreement will terminate in its entirety at such time and thereafter be of no force and effect.

7.2. Approval of Merger.

Immediately after the date hereof, the Stockholders shall take such actions necessary to adopt and approve the Merger Agreement, the Merger and the transactions contemplated thereby, by the requisite stockholder vote required by the DGCL and such Stockholders’ charter, bylaws or other governing documents.

7.3. Notices.

All notices, consents, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, courier service or fax (postage prepaid, return receipt requested) as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.3):

(a)	if to the Company:

  NetScout Systems, Inc.

  310 Littleton Road

  Westford, Massachusetts 01886

  Attn.: President and Chief Executive Officer

  Fax: (978) 614-4039

  with a copy to:

  Cooley Godward Kronish LLP

  The Prudential Tower

  800 Boylston Street * 46th Floor

  Boston, MA 02199

  Attention: Miguel J. Vega

  Fax: (617) 937-2400

(b)	if to Silver Lake Partners, L.P. or any of its Affiliates:

  Silver Lake Partners, L.P.

  2775 Sand Hill Road, Suite 100

  Menlo Park, California 94025

  Attention: General Counsel Fax: (650) 234-2502

  with a copy to:

  Simpson Thacher & Bartlett LLP

  2550 Hanover Street

  Palo Alto, California 94304

  Attention: Chad Skinner

  Fax: (650) 251-5002

(c)	if to TPG Starburst IV, LLC or any of its Affiliates:

  TPG Starburst IV, LLC

  c/o TPG Capital

  301 Commerce Street

  Suite 3300

  Fort Worth, TX 76102

  Attention: John Viola

  Fax: (817) 850-4023

  with a copy to:

  Simpson Thacher & Bartlett LLP

  2550 Hanover Street

  Palo Alto, California 94304

  Attention: Chad Skinner

  Fax: (650) 251-50

(d)	if to any other Stockholder, at the address and fax number that such Stockholder has provided to the Company by delivery of a notice in compliance with this Section 7.3.

7.4. Further Assurances.

The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement and every provision hereof.

7.5. Assignment.

This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. Except as specifically provided herein, this Agreement may not be assigned by any party hereto without the express prior written consent of the other parties, except that the Stockholders may assign their rights and obligations without such consent to the extent provided in Section 3.2, Section 4.9 and Section 5.3. Any attempted assignment in violation of this Section 7.5 will be null and void.

7.6. Amendment; Waiver.

This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. Notwithstanding the foregoing, additional Persons that are Accredited Holders (as defined in the Merger Agreement) may be added as Stockholders to this Agreement without the consent or additional signatures of any other party hereto, and upon deliver of an executed joinder to the Stockholders Representatives (as defined in the Merger Agreement) and the Company, such additional Persons shall be deemed to be a party hereto and such joinder shall be a part of this Agreement. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

7.7. Third Parties.

Except as otherwise set forth herein, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

7.8. Governing Law.

This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

7.9. Binding Arbitration.

Any controversy, dispute or claim arising out of, in connection with, or in relation to, the construction, performance, or breach of this Agreement shall be adjudicated by binding arbitration conducted in accordance with the existing rules for commercial arbitration of the American Arbitration Association, or any successor organization in New York City (the “AAA”), as determined by the party initiating the arbitration. The demand for arbitration shall be delivered in accordance with the notice provisions of this Agreement. Arbitration hereunder shall be conducted by a single arbitrator selected jointly by the parties hereto. If within ten (10) Business Days after a demand for arbitration is made, the parties hereto are unable to agree on a single arbitrator, three arbitrators shall be appointed. Each party shall select one arbitrator and those two arbitrators shall then select within ten (10) Business Days a third neutral arbitrator. If the arbitrators selected by the parties cannot agree on the third arbitrator, they shall discuss the qualifications of such third arbitrator with the AAA prior to selection of such arbitrator, which selection shall be in accordance with the existing rules of the AAA. If an arbitrator cannot continue to serve, a successor to an arbitrator selected by the parties shall be also selected by the same party, and a successor to a neutral arbitrator shall be selected as specified above. A full rehearing will be held only if the neutral arbitrator is unable to continue to serve or if the remaining arbitrators unanimously agree that such a rehearing is appropriate. Any discovery in connection with arbitration hereunder shall be limited to information directly relevant to the controversy or claim in arbitration. Judgment upon any arbitration award rendered may be entered in any court of competent jurisdiction. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

7.10. Specific Performance.

Without limiting or waiving in any respect any rights or remedies of the parties hereto under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto will be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement, including during such time prior to the final and binding decision in any arbitration contemplated by Section 7.9.

7.11. Release by Stockholders.

(a) Effective upon consummation of the Merger, each Stockholder, on behalf of himself, herself or itself and his, her or its (as applicable) past, present and future successors, assigns, predecessors and Affiliates (collectively, the “Releasing Parties”), irrevocably releases each Seller Party and its subsidiaries and each of their successors, assigns, predecessors, employees, officers, directors, attorneys, agents and representatives (collectively, the “Released Parties”) from any and all claims, actions, causes of action, demands, liens, agreements, contracts, covenants, actions, suits, obligations, controversies, debts, costs, fees, dues, expenses, damages, judgments, orders and all other claims and liabilities of every nature and description, known or unknown, matured or unmatured, at law or equity or mixed, and whether or not contingent, which any Releasing Party now has or has had against any of the Released Parties or hereafter can, shall or may have against any of the Released Parties, in respect of or arising from any event, act or omission occurring or circumstances existing on or prior to the date hereof, in each case, to the extent related to any Seller Party, their respective operations and the Merger provided, that the undersigned is not releasing (i) any rights under the Merger Agreement, any Ancillary Agreement (as defined in the Merger Agreement) or this Agreement; (ii) any indemnification obligations of a Seller Party or subsidiary thereof under such Seller Party’s or subsidiary’s certificate of incorporation or bylaws (or equivalent governing documents) for claims that may arise against the Releasing Party in his or her capacity as a director or officer of such Seller Party or (iii) any indemnification obligations, or any rights with respect to limitations of liabilities or corporate opportunities, of a Seller Party or any of its subsidiaries under the Amended and Restated Shareholders’ Agreement, dated as of January 31, 2006, among NetGen, NetGen Opco and the investors named therein and the Management Agreement, dated as of July 16, 2004, between NetGen and Affiliates of Silver Lake Partners, L.P. and TPG Capital, L.P.

(b) California Civil Code Section 1542 Waiver. In giving the releases set forth in this Agreement, which include claims which may be unknown to a Stockholder at present, each Stockholder hereby acknowledges that he or she has read and understands Section 1542 of the California Civil Code which provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Each Stockholder hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to his or her release of claims herein, including but not limited to the release of unknown and unsuspected claims.

7.12. NetGen Transaction Expenses.

Each of the Stockholders agrees, severally and not jointly, that after the Closing, such Stockholder shall not incur or direct the incurrence of any NetGen Transaction Expenses that are not included in the calculation of Total Consideration in the Merger Agreement without the prior consent of the Company, and in any event, the Stockholders, severally and not jointly, agree to be responsible for any NetGen Excess Transaction Expenses that are not included in the calculation of Total Consideration in the Merger Agreement, regardless of whether the Company consented to such out-of-pocket expenses or not. Notwithstanding the foregoing, the Stockholders shall not be responsible for any NetGen Transaction Expenses that are incurred at the direction of the Company or the Surviving Corporation or any of their Affiliates after the Closing.

7.13. Entire Agreement.

This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.

7.14. Titles and Headings.

The section headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

7.15. Severability.

If any provision of this Agreement is declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement will not be affected and will remain in full force and effect.

7.16. Counterparts.

This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

[Signature page immediately follows.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

NETSCOUT SYSTEMS, INC.

By:	/s/ Anil Singhal
Name:	Anil Singhal
Title:	President and Chief Executive Officer

[Signature Page to the Stockholders Agreement]

SILVER LAKE PARTNERS, L.P.

By:	Silver Lake Technology Associates, L.L.C.
its General Partner

By:	/s/ Kenneth Hao
Name:	Kenneth Hao
Title:	Managing Director

SILVER LAKE INVESTORS, L.P.

By:	Silver Lake Technology Associates, L.L.C.
its General Partner

By:	/s/ Kenneth Hao
Name:	Kenneth Hao
Title:	Managing Director

SILVER LAKE TECHNOLOGY INVESTORS, L.L.C.

By:	Silver Lake Technology Management, L.L.C.,
its Manager

By:	/s/ Kenneth Hao
Name:	Kenneth Hao
Title:	Managing Director

[Signature Page to the Stockholders Agreement]

TPG STARBURST IV, LLC

By:	TPG Partners IV, L.P.,
its Managing Member

By:	TPG GenPar IV, L.P.,
its General Partner

By:	TPG Advisors IV, Inc.,
its General Partner

By:	/s/ Dick Boyce
Name: Dick Boyce
Title: Partner

TPG STARBURST III, LLC

By:	TPG Partners III, L.P.,
its Managing Member

By:	TPG GenPar III, L.P.,
its General Partner

By:	TPG Advisors III, Inc.,
its General Partner

By:	/s/ Dick Boyce
Name: Dick Boyce
Title: Partner

T3 STARBURST II, LLC

By:	T3 STARBURST II, LLC
its Managing Member

By:	T3 STARBURST II, LLC
its General Partner

By:	T3 STARBURST II, Inc.
its General Partner

By:	/s/ Dick Boyce
Name: Dick Boyce
Title: Partner

[Signature Page to the Stockholders Agreement]

EXHIBIT A

ASSUMPTION AGREEMENT

In consideration of the transfer to (him)(her)(it) of [    ] shares of Common Stock of NetScout Systems, Inc. (the “Company”), [            ] (the “Additional Stockholder”) and the Company agree that, as of the date written below, Additional Stockholder shall become a party as a Stockholder to that certain Stockholders Agreement, dated as of September 19, 2007, by and among the Company and the Stockholders party thereto (as amended from time to time, the “Stockholders Agreement”), and shall be bound by all of the terms and provisions of the Stockholders Agreement, as such person or entity was an original party thereto and was included in the definition of “Stockholder” as used therein.

Executed as of the [    ] day of [            ], [    ]

By:
Title: